EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CASL@alpha-ir.com
Traded: OTCPink (CASLQ)

FOR IMMEDIATE RELEASE
WEDNESDAY, AUGUST 9, 2017

 A. M. CASTLE & CO. REPORTS SECOND QUARTER 2017 RESULTS
Company Achieves Sales Growth During Financial Restructuring Process
OAK BROOK, IL, August 9, 2017 - A. M. Castle & Co. (OTCPink: CASLQ) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported financial results for the second quarter ended June 30, 2017.
Highlights:

•	Increased second quarter 2017 net sales by 4.4% to $136.5 million compared to second quarter 2016, on the strength of a 10.9% improvement in tons sold per day;

•	Reduced operating loss for second quarter 2017 to $3.4 million, an improvement of $7.9 million, or 70%, compared to second quarter 2016;

•
Reported second quarter 2017 loss from continuing operations of $22.5 million, including $11.2 million of financial restructuring and reorganization expenses and $10.1 million of interest expense, compared to a loss of $21.3 million in second quarter 2016, which included $9.6 million of interest expense;

•	Achieved an improvement of $3.5 million in Adjusted EBITDA from continuing operations when compared to second quarter 2016;

•	Reduced operating expenses to $37.8 million in second quarter 2017, compared to $44.3 million in second quarter 2016 that included operational restructuring charges of $2.0 million; and

•	Commenced voluntary prepackaged chapter 11 bankruptcy proceedings, which are expected to be completed by August 31, 2017.
President and CEO Steve Scheinkman commented, "While navigating the financial restructuring process during the entire quarter, including the filing of the chapter 11 petitions in June, the Company was still able to generate positive Adjusted EBITDA from continuing operations during the second quarter. Even after taking into account the negative effect of the financial restructuring process and currency losses, the Company was able to achieve positive Adjusted EBITDA of $0.1 million, a $3.5 million improvement compared to the second quarter 2016. I am very proud that our team was able to drive net sales growth, while we simultaneously focused on our financial restructuring plan. This is a very positive signal, not only today, but for when we emerge from this process with an improved balance sheet and have a greater ability to invest in our people, our platform and our growth strategies."
Scheinkman continued, "A. M. Castle’s gross material margin for the quarter was 25.2%, which was consistent with the second quarter of 2016 and first quarter of 2017. The Company also achieved an increase in tons sold per day of 5.3% when compared to last quarter, surpassing the less than 1% increase reported by MSCI for our industry. While the third quarter is historically one of our slower periods due to normal seasonality in the summer months, we look forward to being able to conduct business with a competitive balance sheet upon the completion of the bankruptcy process, which we expect to occur by the end of August."

EX-1-

Second Quarter 2017 Results
Net sales in the second quarter 2017 were $136.5 million, an increase of $5.8 million, or 4.4%, compared to second quarter 2016 net sales of $130.7 million. The Company posted a 10.9% increase in tons sold per day in the second quarter 2017 compared to the second quarter 2016. Offsetting the positive impact of the increase in sales volumes was a 4.5% decrease in average selling prices and an unfavorable change in product mix. Second quarter 2017 net sales were up $0.6 million, or 0.4%, compared to the first quarter 2017, as a result of a 5.3% increase in tons sold per day, partly offset by a 3.0% decrease in average selling prices and an unfavorable change in product mix.
Gross material margin, calculated as net sales less cost of materials (exclusive of depreciation and amortization) divided by net sales, was 25.2% in the second quarter 2017, compared to 25.7% in the first quarter 2017 and 25.3% in the second quarter 2016.
Loss from continuing operations in the second quarter 2017 was $22.5 million, and negative EBITDA from continuing operations for the period was $8.5 million. Both amounts were negatively impacted by $11.2 million of charges related to the Company's financial restructuring. Loss from continuing operations was $13.5 million in the first quarter 2017 and $21.3 million in the second quarter 2016, while EBITDA from continuing operations was positive $1.0 million in the first quarter 2017 and negative $6.9 million in the second quarter 2016. Adjusted positive EBITDA from continuing operations was $0.1 million in the second quarter 2017, compared to positive $1.7 million in the first quarter 2017 and negative $3.4 million in the second quarter 2016.
Executive Vice President and CFO, Pat Anderson, commented, "This quarter’s operating performance, combined with the steps taken in the financial restructuring, including closing a debtor-in-possession financing agreement with PNC Bank, National Association, which is expected to be replaced by a $125 million exit facility, should provide a solid foundation as we exit the bankruptcy at the end of August."
Net cash used in operating activities of continuing operations was $33.3 million during the six months ended June 30, 2017, compared to $19.2 million during the six months ended June 30, 2016. Net cash used in investing activities was $2.0 million, while net cash provided by financing activities was $10.5 million, during the six months ended June 30, 2017. Net cash from investing activities of $54.5 million during the six months ended June 30, 2016 was mostly attributable to cash proceeds from the sale of the assets of the Company's Total Plastics, Inc. ("TPI") subsidiary. Proceeds from the sale of the TPI assets were used to pay down debt, which along with the $8.7 million payment of debt restructuring costs, resulted in net cash used in financing activities of $29.2 million during the six months ended June 30, 2016.
Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the second quarter ended June 30, 2017 and discuss the financial restructuring, market conditions and business outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.castlemetals.com/investors or by calling (800) 446-2782 or (847) 413-3235 and citing code 4541 0023#.
An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTC Pink Current Information® under the ticker symbol "CASLQ".

EX-2-

Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) from continuing operations before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income (loss), adjusted non-GAAP income (loss) from continuing operations, adjusted EBITDA, and adjusted gross material margin which are defined as reported net income (loss), reported income (loss) from continuing operations, EBITDA and gross margin adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Operating expenses, excluding restructuring expense (income), is presented as management believes it provides useful information to investors, analysts and other interested parties regarding the ongoing expenses of the Company. Management uses EBITDA, adjusted non-GAAP net income (loss), adjusted non-GAAP net income (loss) from continuing operations, adjusted EBITDA, operating expenses excluding restructuring expense (income) and adjusted gross material margin to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: other competing uses for funds, including the payment of the administrative expenses of our chapter 11 cases; our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, any required exit financing, new notes indenture or other agreement required by our chapter 11 plan of reorganization; the effects of the filing of our chapter 11 cases on our business and the interests of various constituents; the bankruptcy court’s rulings in our chapter 11 cases, as well the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of our chapter 11 cases; risks associated with third party motions or objections in our chapter 11 cases, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of our chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2017, which we will file shortly. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$136,482	$130,692	$272,408	$294,540
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	102,052	97,644	203,089	231,402
Warehouse, processing and delivery expense	19,318	20,808	38,037	44,211
Sales, general, and administrative expense	14,605	17,229	29,091	34,666
Restructuring expense	40	2,044	168	13,762
Depreciation and amortization expense	3,895	4,260	7,759	8,653
Total costs and expenses	139,910	141,985	278,144	332,694
Operating loss	(3,428)	(11,293)	(5,736)	(38,154)
Interest expense, net	10,064	9,599	20,800	19,968
Financial restructuring expense	5,723	—	6,600	—
Unrealized gain on embedded debt conversion option	—	(1,284)	146	(1,284)
Debt restructuring (gain) loss, net	—	(513)	—	6,562
Other (income) expense, net	(2,247)	(2,808)	(2,759)	(1,663)
Reorganization items, net	5,502	—	5,502	—
Loss from continuing operations before income taxes and equity in losses of joint venture	(22,470)	(16,287)	(36,025)	(61,737)
Income tax expense	71	531	8	196
Loss from continuing operations before equity in losses of joint venture	(22,541)	(16,818)	(36,033)	(61,933)
Equity in losses of joint venture	—	(4,452)	—	(4,141)
Loss from continuing operations	(22,541)	(21,270)	(36,033)	(66,074)
Income from discontinued operations, net of income taxes	—	—	—	7,934
Net loss	$(22,541)	$(21,270)	$(36,033)	$(58,140)

Basic and diluted (loss) earnings per common share:
Continuing operations	$(0.70)	$(0.77)	$(1.12)	$(2.57)
Discontinued operations	—	—	—	0.31
Net loss	$(0.70)	$(0.77)	$(1.12)	$(2.26)

Negative EBITDA from continuing operations(a)	$(8,511)	$(6,880)	$(7,466)	$(37,257)
Adjusted positive (negative) EBITDA from continuing operations(b)	$120	$(3,359)	$1,789	$(14,988)

(a) A non-GAAP financial measure, which represents loss from continuing operations before interest, taxes, and depreciation and amortization. See reconciliation to loss from continuing operations below.

(b) A non-GAAP financial measure, which represents negative EBITDA as defined above, adjusted for certain non-GAAP adjustments. Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these non-GAAP adjustments.

EX-4-

Reconciliation of EBITDA and of Adjusted EBITDA to Reported Net Loss:					Three Months Ended
	Three Months Ended		Six Months Ended
(Dollars in thousands)
Unaudited	June 30,		June 30,		March 31,
	2017	2016	2017	2016	2017
Net loss, as reported	$(22,541)	$(21,270)	$(36,033)	$(58,140)	$(13,492)
Less: Income from discontinued operations, net of taxes	—	—	—	7,934	—
Loss from continuing operations	(22,541)	(21,270)	(36,033)	(66,074)	(13,492)
Depreciation and amortization expense	3,895	4,260	7,759	8,653	3,864
Interest expense, net	10,064	9,599	20,800	19,968	10,736
Income tax expense (benefit)	71	531	8	196	(63)
Positive (negative) EBITDA from continuing operations	(8,511)	(6,880)	(7,466)	(37,257)	1,045
Non-GAAP adjustments (a)	8,631	3,521	9,255	22,269	624
Adjusted positive (negative) EBITDA from continuing operations	$120	$(3,359)	$1,789	$(14,988)	$1,669
(a) Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these amounts.

EX-5-

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:					Three Months Ended
(Dollars in thousands)	Three Months Ended		Six Months Ended
Unaudited
	June 30,		June 30,		March 31,
	2017	2016	2017	2016	2017
Net loss, as reported	$(22,541)	$(21,270)	$(36,033)	$(58,140)	$(13,492)
Non-GAAP adjustments:
Restructuring activity(a)	40	2,044	168	14,214	128
Financial restructuring expense(b)	5,723	—	6,600	—	877
Reorganization items, net(c)	5,502	—	5,502	—	—
Debt restructuring (gain) loss, net	—	(513)	—	6,562	—
Foreign exchange gain on intercompany loans	(2,634)	(1,024)	(3,161)	(1,086)	(527)
Foreign exchange gain on intercompany loans of joint venture	—	(4)	—	(175)	—
Impairment of equity investment in joint venture(d)	—	4,636	—	4,636	—
Unrealized gain on commodity hedges	—	(334)	—	(598)	—
Unrealized loss (gain) on embedded debt conversion option	—	(1,284)	146	(1,284)	146
Non-GAAP adjustments	8,631	3,521	9,255	22,269	624
Tax effect of adjustments	(151)	—	(151)	—	—
Adjusted non-GAAP net loss	$(14,061)	$(17,749)	$(26,929)	$(35,871)	$(12,868)
Less: Income (loss) from discontinued operations, net of taxes	—	—	—	7,934	—
Adjusted non-GAAP loss from continuing operations	$(14,061)	$(17,749)	$(26,929)	$(43,805)	$(12,868)

(a) Restructuring activity includes amounts recorded to restructuring expense. For the six months ended June 30, 2016, amount includes $452 in inventory write-down charges recorded to cost of materials in the Condensed Consolidated Statements of Operations.

(b) Amount mostly represents legal and other professional fees incurred prior to the filing of the chapter 11 bankruptcy petitions in connection with the Company's financial restructuring.
(c) Reorganization items, net includes expenses and income directly associated with the chapter 11 proceedings, as well as adjustments to reflect the carrying value of liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined. For the three months and six months ended June 30, 2017, amount was comprised of legal and other professional fees and the write-off of unamortized debt issuance costs and discounts related to debt classified as liabilities subject to compromise.

(d) The Company determined that its 50% investment in its Kreher joint venture was impaired as of June 30, 2016. The Company recorded a charge of $4,636 in equity in losses of joint venture in the Condensed Consolidated Statements of Operations to reflect the loss associated with the write-down of the asset to its estimated fair value.

EX-6-

Reconciliation of Gross Material Margin and Adjusted Gross Material Margin:			Three Months Ended
(Dollars in thousands)	Three Months Ended			Six Months Ended
Unaudited
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
Net sales, as reported	$136,482	$130,692	$135,926	$272,408	$294,540
Sale of Houston and Edmonton inventory	—	—	—	—	(27,107)
Adjusted net sales	$136,482	$130,692	$135,926	$272,408	$267,433

Cost of materials, as reported (exclusive of depreciation and amortization)	$102,052	$97,644	$101,037	$203,089	$231,402
Sale of Houston and Edmonton inventory	—	—	—	—	(27,107)
Restructuring activity in cost of materials	—	—	—	—	(452)
Adjusted cost of materials (exclusive of depreciation and amortization)	$102,052	$97,644	$101,037	$203,089	$203,843
Gross margin (calculated as net sales, as reported, less cost of materials, as reported)	$34,430	$33,048	$34,889	$69,319	$63,138
Gross material margin (calculated as gross margin divided by net sales, as reported)	25.2%	25.3%	25.7%	25.4%	21.4%
Adjusted gross margin (calculated as adjusted net sales less adjusted cost of materials)	$34,430	$33,048	$34,889	$69,319	$63,590
Adjusted gross material margin (calculated as adjusted gross margin divided by adjusted net sales)	25.2%	25.3%	25.7%	25.4%	23.8%

EX-7-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	June 30,	December 31,
Unaudited	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$11,220	$35,624
Accounts receivable, less allowances of $1,766 and $1,945, respectively	83,592	64,385
Inventories	149,457	146,603
Prepaid expenses and other current assets	16,735	10,141
Income tax receivable	154	433
Total current assets	261,158	257,186
Intangible assets, net	1,041	4,101
Prepaid pension cost	10,293	8,501
Deferred income taxes	491	381
Other noncurrent assets	8,643	9,449
Property, plant and equipment:
Land	2,072	2,070
Buildings	37,430	37,341
Machinery and equipment	129,734	125,836
Property, plant and equipment, at cost	169,236	165,247
Accumulated depreciation	(121,257)	(115,537)
Property, plant and equipment, net	47,979	49,710
Total assets	$329,605	$329,328
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$43,992	$33,083
Accrued and other current liabilities	15,593	19,854
Income tax payable	365	209
Current portion of long-term debt	105,861	137
Total current liabilities	165,811	53,283
Long-term debt, less current portion	—	286,459
Deferred income taxes	—	—
Build-to-suit liability	12,749	12,305
Other noncurrent liabilities	5,353	5,978
Pension and postretirement benefit obligations	6,243	6,430
Liabilities subject to compromise	211,363	—
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred, $0.00 par value); no shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value—60,000 shares authorized; 32,768 shares issued and 32,486 outstanding at June 30, 2017 and 32,768 shares issued and 32,566 outstanding at December 31, 2016	327	327
Additional paid-in capital	245,357	244,825
Accumulated deficit	(289,324)	(253,291)
Accumulated other comprehensive loss	(27,196)	(25,939)
Treasury stock, at cost—282 shares at June 30, 2017 and 202 shares at December 31, 2016	(1,078)	(1,049)
Total stockholders' deficit	(71,914)	(35,127)
Total liabilities and stockholders' deficit	$329,605	$329,328

EX-8-

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Six Months Ended
(Dollars in thousands)	June 30,
Unaudited	2017	2016
Operating activities:
Net loss	$(36,033)	$(58,140)
Less: Income from discontinued operations, net of income taxes	—	7,934
Loss from continuing operations	(36,033)	(66,074)
Adjustments to reconcile loss from continuing operations to net cash (used in) from operating activities of continuing operations:
Depreciation and amortization	7,759	8,653
Amortization of deferred gain	(38)	(79)
Amortization of deferred financing costs and debt discount	3,056	3,633
Debt restructuring loss, net	—	6,562
Non-cash reorganization items, net	4,850	—
Loss from lease termination	—	4,452
Unrealized loss (gain) on embedded debt conversion option	146	(1,284)
Loss on sale of property, plant and equipment	7	1,650
Unrealized gain on commodity hedges	—	(598)
Unrealized foreign currency transaction gain	(3,153)	(88)
Equity in losses of joint venture	—	4,141
Deferred income taxes	(1,325)	—
Share-based compensation expense	442	566
Other, net	446	—
Changes in assets and liabilities:
Accounts receivable	(16,729)	(6,118)
Inventories	487	26,729
Prepaid expenses and other current assets	(6,262)	(1,769)
Other noncurrent assets	1,533	(3,026)
Prepaid pension costs	(1,792)	(264)
Accounts payable	5,976	1,937
Income tax payable and receivable	433	51
Accrued and other current liabilities	7,200	498
Pension and postretirement benefit obligations and other noncurrent liabilities	(353)	1,201
Net cash used in operating activities of continuing operations	(33,350)	(19,227)
Net cash used in operating activities of discontinued operations	—	(5,219)
Net cash used in operating activities	(33,350)	(24,446)
Investing activities:
Capital expenditures	(2,264)	(1,912)
Proceeds from sale of property, plant and equipment	47	2,836
Change in cash collateralization of letters of credit	246	—
Net cash (used in) from investing activities of continuing operations	(1,971)	924
Net cash from investing activities of discontinued operations	—	53,570
Net cash (used in) from investing activities	(1,971)	54,494
Financing activities:
Proceeds from long-term debt	12,500	426,861
Repayments of long-term debt	(126)	(447,185)
Payments of debt restructuring costs	—	(8,677)
Payments of build-to-suit liability	—	(237)
Net cash from (used in) financing activities	10,543	(29,238)
Effect of exchange rate changes on cash and cash equivalents	374	(55)
Net change in cash and cash equivalents	(24,404)	755
Cash and cash equivalents—beginning of period	35,624	11,100
Cash and cash equivalents—end of period	$11,220	$11,855

EX-9-

Total Long-Term Debt:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2017	2016
LONG-TERM DEBT
7.0% Convertible Notes due December 15, 2017	$25	$41
11.0% Senior Secured Term Loan Credit Facilities due September 14, 2018	112,000	99,500
12.75% Senior Secured Notes due December 15, 2018	177,019	177,019
5.0% Convertible Notes due December 31, 2019	22,323	22,323
Other, primarily capital leases	2	96
Plus: derivative liability for embedded conversion feature	—	403
Less: unamortized discount	(2,665)	(7,587)
Less: unamortized debt issuance costs	(3,501)	(5,199)
Total long-term debt	$305,203	$286,596
Less: current portion	105,861	137
Less: liabilities subject to compromise(a)	199,342	—
Total long-term portion	$—	$286,459

(a) The Senior Secured Notes due December 15, 2018 and Convertible Notes due December 30, 2019 were classified as liabilities subject to compromise at June 30, 2017.

EX-10-